SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
September 23, 2003
(Date of Earliest Event Reported)

EQUIFIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9547
(State or other jurisdiction of incorporation)	(Commission File Number)

1011 Highway 71 Spring Lake, New Jersey 07762
(Address of principal executive offices)

Registrant’s telephone number, including area code
732-282-1411

Item  5.    Other Events.

On September 23, 2003, the Company consummated a private placement of (a) an aggregate of $1,100,000 principal amount of 11% convertible subordinated notes due August 31, 2008 (the “Notes”), and (b) an aggregate of 2,5558,138 common stock purchase warrants (the “Warrants”),  for an aggregate gross purchase price of $1,127,500.  The Notes and Warrants were sold in Units, each consisting of $100,000 principal amount of Notes and 232,558 Warrants and having a purchase price of $100,000, to a total of 10 “accredited investors”  (as such term is defined in the Rules promulgated under the Securities Act of 1933, as amended (the “Act”)).

Each Note provides for the payment of the entire amount of the principal thereof on the maturity date, August 31, 2008, and for the accrual of interest thereon at a rate of 11% per annum, which is payable semi-annually in cash.  The Notes are initially convertible into shares of Common Stock at a price of $.43 per share.  Such conversion price is subject to antidilution adjustments.   The Notes are redeemable after September 1, 2004 at a premium.

Each Warrant entitles the holder to purchase one share of Common Stock at an initial exercise price of $.50 per share and expires on August 31, 2008.  Such exercise price is also subject to antidilution adjustments.  The Warrants are redeemable after September 1, 2004 under certain circumstances.

Pursuant to the Note Purchase Agreement between the Company and each investor, in accordance with which such investor agreed to purchase notes and warrants, the Company is obligated to: (a) file a registration statement under the Act to register the shares of Common Stock underlying the Notes and the Warrants, on or before the 60th day following the closing of the sale of the Notes and Warrants; (b) use its best efforts to have such registration statement be declared effective under the Act as promptly as possible but in any event prior to the 90th day following the closing of the sale of the Notes and Warrants (which date may be extended to the 180th day following such closing under certain circumstances); and (c) maintain the effectiveness of such registration statement through August 31, 2008.   Holders of Notes and Warrants, and the Common Stock underlying such securities, are entitled to certain specified remedies, if the Company does not timely comply with its obligations with respect to filing a registration statement registering the Common Stock underlying the Notes and Warrants and having it declared effective.

The net proceeds approximated, $1,000,000, will be used for portfolio expansion and other working capital purposes.

Item 7.   Financial Statements and Exhibits

(a)  Financial Statements

None.

(b)  Pro forma Financial Information

None.

(c)  Exhibits

The following Exhibits are filed as part of this Form 8-K:

3.1                     Form of 11% Convertible Subordinated Note due August 31, 2008.

3.2                     Form of Common Stock Purchase Warrant Certificate relating to common stock purchase warrants having an initial exercise price of $.50 per share and expiring August 31, 2008.

10.1               Note Purchase Agreement (the “Note Purchase Agreement”) with respect to 11% Convertible Subordinated Notes due August 31, 2008 and Common Stock Purchase Warrants having an exercise price of $.50 per share and expiring August 31, 2008.

10.2               Exhibit C to Note Purchase Agreement relating to Registration Rights.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 3, 2003	EQUIFIN, INC.

	By:	/s/ WALTER M.CRAIG, JR.
WALTER M. CRAIG, JR. President and Chief Executive Officer